                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                  SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant [X]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement               [ ]  Confidential, for use of the
                                               Commission only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                                   HEARx LTD.
                (Name of Registrant as Specified In Its Charter)


Payment of filing fee (Check the appropriate box):

[X]  No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                                   HEARx LTD.
                             1250 NORTHPOINT PARKWAY
                         WEST PALM BEACH, FLORIDA 33407

                                    NOTICE OF

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 6, 2000

NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of HEARx Ltd., a Delaware corporation ("Company"), will be held at The Crowne Plaza, 1601 Belvedere Road, West Palm Beach, Florida 33406, on June 6, 2000 at 10:00 A.M. local time, to consider and act upon:

1. A proposed amendment to the Company's Amended and Restated Certificate of Incorporation to provide for a classified board of directors;

2. The election of five directors of the Company; if Proposal No. 1 is approved, two will be elected to serve for a one-year term, one to serve for a two-year term and two to serve for a three-year term; if Proposal No. 1 is not approved, all will serve for a one-year term;

3. A proposed amendment to the HEARx 1995 Flexible Stock Plan to increase the number of shares of common stock available under the Plan; and

4. The transaction of such other business as may properly come before the meeting.

The close of business on April 14, 2000 has been fixed as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the meeting. The voting rights of the stockholders are described in the accompanying proxy statement.

                                     By order of the Board of Directors,



                                     Barbara A. Bachman
                                     Secretary/Controller

April 25, 2000

PLEASE SPECIFY YOUR CHOICES, SIGN, DATE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                   HEARx LTD.
                             1250 NORTHPOINT PARKWAY
                         WEST PALM BEACH, FLORIDA 33407

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS

                           To be held on June 6, 2000

         This Proxy Statement with the accompanying proxy card, is being mailed or given to shareholders commencing on or about April 25, 2000, in connection with the solicitation of proxies by the Board of Directors of HEARx Ltd. ("Company") to be used at the Annual Meeting of Stockholders of the Company to be held at The Crowne Plaza, 1601 Belvedere Road, West Palm Beach, Florida 33406, on Tuesday, June 6, 2000 at 10:00 A.M. local time and any adjournments thereof.

         The Company's principle executive offices are located at 1250 Northpoint Parkway, West Palm Beach, Florida 33407.

PROXY PROCEDURE

         If the enclosed proxy card is properly executed and returned prior to the meeting, the shares represented thereby will be voted in accordance with the stockholder's directions or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors as specified in this Proxy Statement. The Board of Directors does not know of any other business to be brought before the meeting, but it is intended that, as to any such other business, a vote may be cast pursuant to the proxy in accordance with the judgment of the person or persons acting thereunder. Any stockholder executing a proxy may revoke that proxy at any time prior to the voting thereof either by delivering written notice to the Secretary of the Company or by voting in person at the meeting.

PROXY SOLICITATION

         All costs of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of the officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) to solicit proxies personally and by telephone. The Company will request banks, brokers, custodians, nominees and fiduciaries to forward copies of the proxy solicitation materials to beneficial owners and to request authority for the execution of proxies. The Company will reimburse such persons or entities for their expenses in doing so.

VOTING AT MEETING

         Holders of record of shares of the Company's common Stock, par value $.10 per share ("Common Stock"), as of the close of business on April 14, 2000, are entitled to notice of, and to vote at, the meeting. As of that date, there were outstanding 11,934,515 shares of Common Stock. Each holder of Common
Stock is entitled to one vote for each share held. The holders of a majority of the shares of Common Stock issued and outstanding as of the close of business on April 14, 2000, will constitute a quorum at the meeting.


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
Under the Delaware General Corporation Law, any stockholder who abstains from voting on a particular matter described herein will still be counted for purposes of determining a quorum.

                    AMENDMENT OF CERTIFICATE OF INCORPORATION
                                 PROPOSAL NO. 1

GENERAL

         On March 16, 2000, the Board of Directors approved an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the classification of the Board of Directors into three classes (the "Classified Board Amendment"). Under Delaware law, the adoption of an amendment to the certificate of incorporation is subject to the approval of the Company's stockholders. The Board recommends that the stockholders approve the Classified Board Amendment.

         Currently, the Company's Board of Directors is comprised of a single class of five directors, all of whom are elected at each annual meeting of stockholders. The Classified Board Amendment would provide for the classification of the Board of Directors into three separate classes as nearly equal in number as possible, with one class being elected each year to serve a staggered three-year term.

EFFECT OF THE CLASSIFIED BOARD AMENDMENT

         The Board of Directors believes that classification of the Board will promote continuity of membership and stability of management and policies. Absent the removal or resignation of directors, two annual elections would be required to replace a majority of directors on the classified board and effect a forced change in the business and affairs of the Company. The Classified Board Amendment may, therefore, discourage an individual or entity from acquiring a significant position in the stock of the Company with the intention of obtaining immediate control of the Board of Directors. The acquiror, however, could immediately effect a change of control by amending the Amended and Restated Certificate of Incorporation, to eliminate classification of the Board of Directors with a vote of a majority of all the outstanding shares entitled to vote.

         The Classified Board Amendment is intended to encourage persons seeking to acquire control of the Company to initiate such an acquisition through arms' length negotiations with the Company's management and Board of Directors. If adopted, the Classified Board Amendment also could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders.

         The Classified Board Amendment could make more difficult or discourage a proxy contest or the assumption of control of the Company by a holder of a substantial block of the Company's outstanding shares, also made more difficult by the existence of the Company's Rights Plan, discussed below, or the change of control of the Board of Directors and could thus have the effect of entrenching incumbent management. At the same time, the existence of the Company's Rights Plan would discourage a third party from acquiring a substantial block of the Company's common stock without first entering into negotiations with the Company's Board of Directors. On the other hand, the Classified Board Amendment would help to ensure that the Board of Directors and management, if confronted with a proposal by a third party, would have time to review the proposal and appropriate alternatives to the proposal. The Board of Directors believes the Classified Board Amendment would reduce the possibility that a third party could effect a sudden


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
change in control of the Board of Directors without the support of a majority of the then incumbent Board of Directors.

         Pursuant to the Delaware General Corporation Law and the current Bylaws of the Company, members of the Board of Directors may be removed, with or without cause, at any time during their term of office by the holders of a majority of the shares of common stock then entitled to vote at an election of directors. The Delaware General Corporation Law, however, also provides that the directors serving on a classified board of directors may be removed prior to the expiration of their terms by the holders of a majority of the shares of a company's voting stock only for cause, unless otherwise provided by the certificate of incorporation. Accordingly, in the absence of a change to the Company's Amended and Restated Certificate of Incorporation, the directors serving on the Company's classified Board of Directors could be removed only for cause.

         The Company has in place a Shareholder Rights Agreement. On December 14, 1999, the Board of Directors of the Company declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock on December 31, 1999. The Rights are only exercisable in the event a person or group of persons has acquired or obtained the right to acquire 15% or more of the outstanding shares of the Company's voting stock without the prior consent of the Company's Board of Directors, or the commencement of a tender offer or exchange offer involving the potential acquisition of 15% or more of the outstanding shares of the Company's voting stock without the prior consent of the Board. The Rights will expire, if not previously exercised, on December 31, 2009, unless extended or the rights are earlier redeemed or exchanged by the Company.

         If ever the Rights become exercisable, each Right, except those held by an acquiring person, would entitle each holder of a Right to acquire shares of the Company's Common Stock (or common stock equivalent) at essentially half of the then market price of the common stock of the Company. If any person or group acquires more than 15% but less than 50% of the outstanding common stock of the Company without the prior consent of the Board, each Right (except those held by the acquiring person) may be exchanged by the Board of Directors for one share of the Company's common stock (or common stock equivalent). If the Company were to be acquired in a merger or other business combination where the Company is not the surviving corporation or where the Company's common stock is exchanged or changed or 50% or more of the Company's assets or earnings power is sold in one or several transactions without the prior consent of the Board of Directors, each Right would entitle the holder thereof (except for the acquiring person) to receive shares of the acquiring company's common stock at half of the then market price of such common stock.

         Accordingly, if a person attempts to take over the Company without the Board's approval, each shareholder (other than the acquiring person) will be entitled to purchase additional shares of HEARx for half of the then market price, thereby diluting the acquiring person's interest and increasing the cost of the acquiring person's acquisition of the Company. If the Board converts the Rights into the right to receive a share of common stock (or a common stock equivalent), that also will have the effect of diluting the acquiring person's interest and increasing the cost of its takeover of the Company.

         The Board of Directors adopted this Shareholder Rights Plan to protect the Company's shareholders against abusive takeover tactics which can unfairly deprive stockholders of their opportunity to profit from the long term potential of the Company and can pressure stockholders to act hastily by threatening to squeeze them out of their investments at less than fair value.

         The Shareholder Rights Plan is not intended to prevent a tender offer or other acquisition proposal for the Company, although it could have such effect. It could also have the effect of


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
entrenching current management of the Company and the Board of Directors by discouraging such tender offers or other acquisitions of the Company not approved in advance by the Board.

         In addition to the Shareholder Rights Plan, the Company's Bylaws contain certain advance notice provisions which could make it more difficult for a stockholder to nominate candidates for election to the Board of Directors and to make proposals for inclusion in the Company's proxy statement soliciting proxies for the annual meeting of stockholders. Specifically, the Bylaws provide that a stockholder wishing to nominate a candidate for election to the Board of Directors must deliver or mail such nomination such that it is received by the Secretary of the Company not less than 90 days nor more than 120 days prior to the anniversary of the last annual meeting of stockholders. The Bylaws set forth certain requirements for the content of the stockholder's nominating notice. The Bylaws also provide that in order for a stockholder proposal to be properly brought before a meeting, the stockholder must provide written notice of such proposal at least 90 days but not more than 120 days prior to the anniversary of the last annual meeting of stockholders. These advance notice provisions may make non-Board sponsored proposals and director nominations more difficult.

         The Board of Directors is asking the stockholders to consider and adopt the Classified Board Amendment to encourage any person intending to attempt a takeover or restructuring to try first to negotiate with the Board and management. In this way, the Board of Directors believes that it and management would be better able to protect the interests of all stockholders by ensuring that the best price is obtained in any transaction involving the Company.

         The foregoing summary description of the Classified Board Amendment is qualified by reference to Appendix A, which contains the complete text of the Classified Board Amendment.

VOTE REQUIRED FOR APPROVAL

         Under Delaware corporation law, the affirmative vote of the holders of a majority of all of the Company's outstanding shares of Common Stock entitled to vote, is required to adopt the amendment to the Amended and Restated Certificate of Incorporation concerning classification of the Board. As required by Delaware corporation law, the amendment has already been approved by a resolution of the Board of Directors and, upon requisite stockholder approval, will become effective upon the filing of a certificate of amendment with the Delaware Secretary of State.

         THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE
       OF INCORPORATION OF THE COMPANY TO PROVIDE FOR THE CLASSIFICATION
                           OF THE BOARD OF DIRECTORS.

                              ELECTION OF DIRECTORS
                                 PROPOSAL NO. 2

         The Board of Directors currently consists of five directors, and five directors of the Company are to be elected at the meeting. As set forth above, the Board of Directors is also proposing to stagger the terms of directors of the Company by classifying the Board into three separate classes. If Proposal No. 1 is approved, the Board of Directors will divide the Board into three separate classes, as nearly equal in number as possible, with terms expiring in 2001 for Class I, 2002 for Class II and 2003 for Class III. If Proposal I is not approved, each of the five


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
directors will hold office until the next Annual Meeting of Stockholders and until his successor is elected and qualified, or as otherwise provided by the Company's Bylaws or by Delaware law.

         The Board of Directors has nominated the five persons named below for election as directors, all of whom are presently serving as such. All members of the Board have been previously elected as directors by the Company's stockholders. It is intended that the shares represented by the enclosed proxy will be voted for the election of these five nominees (unless such authority is withheld by a stockholder) as described herein. In the event that any of the nominees should become unable or unwilling to serve as a director (which is not anticipated), it is intended that the proxy will be voted for the election of such person or persons, if any, who shall be designated by the Board of Directors.

         The nominees for election as directors are as follows:

CLASS I DIRECTORS FOR A TERM EXPIRING IN 2001

         THOMAS W. ARCHIBALD, AGE 62. Thomas W. Archibald attended the London School of Economics and received a B.A. degree in economics from Denison University and a Juris Doctor degree from the Ohio State University Law School. He retired from the Bank of New York in 1995 where he served as Executive Vice President of the Personal Trust Sector. He held that position at Irving Trust Company when it merged with The Bank of New York in 1988. Mr. Archibald is a past Director of Group Health Incorporated, the only not-for-profit health insurance carrier chartered to operate throughout New York State.

         JOSEPH L. GITTERMAN III, AGE 63. Joseph L. Gitterman III attended the University of Virginia and Columbia University. He is the manager of EIP Group LLC, an investing, trading and consulting firm which he founded in 1994. Until 1994, he was the Senior Managing Director of LeBranche & Co. He was a member of the New York Stock Exchange for over thirty years and was appointed a Governor in 1986. At the New York Stock Exchange, he served on more than fourteen committees, serving as chairman of some of them. He is director of Classic Turf Co., Intrepid International, Mill Bridge Inc. and Custom Data Services. He is also a trustee of the Margaret Bartlett Foundation, the Steep Rock Association and the Westminster School.

CLASS II DIRECTOR FOR A TERM EXPIRING IN 2002

         DAVID J. MCLACHLAN, AGE 61. David J. McLachlan holds an A.B. Degree in engineering from Harvard College and a M.B.A. Degree from Harvard Graduate School of Business Administration. Since June 1999, he has served as a consultant to Genzyme Company. Until his retirement in June 1999, Mr. McLachlan was the Executive Vice President of Genzyme Company, a position he held since December 1989. Prior to that he was the Vice President, Treasurer and Chief Financial Officer of Adams-Russell Co., Inc., an owner and operator of cable television systems and Adams-Russell Electronics, Inc. a defense electronics manufacturer.

CLASS III DIRECTORS FOR A TERM EXPIRING IN 2003

         PAUL A. BROWN, M.D., AGE 62. Paul A. Brown, M.D., holds an A.B. from Harvard College and an M.D. from Tufts University School of Medicine. From 1970 to 1984, Dr. Brown was Chairman of the Board of MetPath Inc., a New Jersey-based corporation offering a full range of clinical laboratory services to physicians and hospitals, which he founded in 1967 while a resident in pathology at Columbia Presbyterian Medical Center in New York City. MetPath developed into the largest clinical lab in the world with over 3,000 employees and was listed on the American Stock Exchange prior to being sold to Corning in 1982 for $140 million. Dr. Brown is the past Chairman of the Board of Overseers of Tufts University School of Medicine as well as an emeritus member of the Board of Trustees of Tufts University, a member of the Visiting Committee of the


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
Boston University School of Medicine and a part-time lecturer in pathology at Columbia University of Physicians and Surgeons.

         STEPHEN J. HANSBROUGH, AGE 53. Stephen J. Hansbrough, President, Chief Operating Officer and Director, joined the Company in December 1993. Mr. Hansbrough has an extensive background in the retail arena. He served as Chairman and Chief Executive Officer of Dart Drug Stores until 1988. Subsequently and prior to joining the Company, he was an independent consultant specializing in turn-around and start-up operations primarily in the retail field.

         There are no family relationships between or among any directors or executive officers of the Company.

VOTE REQUIRED

         The five director nominees receiving the greatest number of votes of the Common Stock represented at the meeting (in person or by proxy) will be elected directors assuming a quorum is present at the meeting. Shares of Common Stock represented by proxies that are marked "without authority" with respect to the election of one or more nominees for director have no effect on the outcome of the election.

                  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                THAT THE STOCKHOLDERS VOTE "FOR" THE ELECTION OF
            ALL THE ABOVE-NAMED NOMINEES AS DIRECTORS OF THE COMPANY

DIRECTORS' COMPENSATION, MEETING ATTENDANCE AND COMMITTEES

         The Board of Directors received no cash compensation during the fiscal year ended December 31, 1999 for their services as directors. The Company reimburses directors for their out-of-pocket expenses for attendance at meetings of the Board. Messrs. Archibald, McLachlan and Gitterman each received on June 7, 1999 an option to acquire 1,500 shares of Common Stock at a price of $5.00 per share (the then per share fair market value of the Company's Common Stock), pursuant to the Company's stockholder-approved Non-Qualified Stock Option Plan for Non-Employee Directors. These options were immediately exercisable for a period of ten years. Under the Plan, each non-employee director elected at the 2000 Annual Meeting will be entitled to receive options for 1,500 shares of Common Stock, exercisable at the then fair market value.

         There were seven meetings of the Board of Directors during the fiscal year ended December 31, 1999. Each of the incumbent directors attended all meetings of the Board of Directors and all the meetings of the committee on which they serve, held while they were on such committee, during the year ended December 31,1999.

         The standing committee of the Board of Directors is the Audit Committee. The Board has not appointed a nominating committee or a compensation committee.

         Messrs. Archibald, McLachlan and Gitterman are members of the Audit Committee. The functions of the Audit Committee are to review the adequacy of systems and procedures for preparing the financial statements of the Company as well as the suitability of internal financial controls, and to review and approve the scope and performance of the independent auditors' work. The Audit Committee met once during the fiscal year ended December 31, 1999.


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
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own beneficially more than ten percent of any class of equity security of the Company to file with the Securities and Exchange Commission initial reports of such ownership and reports of changes in such ownership. Officers, directors and such beneficial owners are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its executive officers and directors were met except as follows: each of Paul A. Brown, Stephen J. Hansbrough and James W. Peklenk reported one transaction late for the 1999 fiscal year.

EXECUTIVE COMPENSATION

         The following table sets forth the annual and long-term compensation for services rendered in all capacities to the Company during the 1999, 1998 and 1997 fiscal years of those persons who were at fiscal year-end 1999 (i) the Chief Executive Officer and (ii) the other executive officers whose salary and bonus exceeded $100,000 (these three persons are collectively referred to herein as the "Named Executive Officers"):

--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                             Annual Compensation
                                         -----------------------------
  Name and                       Year       Salary         Bonus         Options
  Principal Position                         ($)            ($)            (#)
--------------------------------------------------------------------------------
  Paul A. Brown, M.D.            1999        $250,000        $125,000    100,000
  Chairman and Chief             1998         225,000          75,000        -0-
  Executive Officer              1997         200,000          85,000        -0-

  Stephen J. Hansbrough          1999        $225,000        $112,500    113,246
  President and Chief            1998         200,000         100,000        -0-
  Operating Officer              1997         175,000          60,000        -0-

  James W. Peklenk               1999        $150,000         $75,000     20,000
  Vice President - Finance       1998         125,000          25,000     20,000
  Chief Financial Officer        1997         100,000          25,000     25,000
--------------------------------------------------------------------------------

         The Company has entered into an employment agreement with Dr. Paul Brown to serve as Chairman of the Board and Chief Executive Officer for an initial five-year term ending in 2004. The Company has entered into a substantially similar employment agreement with Stephen J. Hansbrough to serve as President and Chief Operating Officer for an initial five-year term ending in 2004. Each of the employment agreements provide that the executive will be entitled to receive base compensation and performance bonuses and to participate in and receive benefits under the Company's welfare benefit and similar employee benefit plans generally made available by the Company to other key employees. Dr. Brown's base compensation for the first year of the agreement is $300,000 per year, and Mr. Hansbrough's base compensation for the first year of the agreement is $275,000 per year. Such annual compensation is subject to review annually by the Board. In respect of annual bonuses, if in any calendar year the Company achieves the net income targets approved by the Board, the Company has agreed to pay the executive a bonus


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
equal to at least 50% of the executive's base salary. In addition, if in any calendar year the Company achieves the target net income approved by the Board for such year, the executive is entitled to receive a cash bonus equal to 1% of such net income for such year. Each executive is entitled to reimbursement of his reasonable and necessary business expenses in connection with the performance of his duties consistent with guidelines established by the Company's Board of Directors. Concurrent with the execution of the employment agreements, and pursuant to the terms of the agreements, each executive was granted an option to purchase shares of the Company's common stock. Dr. Brown was granted an option to acquire 100,000 shares and Mr. Hansbrough was granted an option to acquire 113,246 shares. Each option vests ratably over four years and was granted with an exercise price equal to the market value of the common stock on the date of grant.

         Each of the employment agreements contains termination and change in control provisions. If the executive is termined with "cause" or if the executive terminates without good reason before or after a change in control, the Company will be required to pay only amounts earned through the date of termination. If the executive terminates because the Company has breached the employment agreement or if the Company terminates the executive without cause (before a change in control), the Company must pay the executive an amount equal to the base salary in effect for the duration of the term as in effect immediately before the date of termination or, if more than three years of the term have elapsed on the date of such termination, an amount equal to one year's salary. In addition, the executive is entitled to payment of a bonus equal to one times the average of all bonus and other incentive payments made by the Company to the executive over the then prior two years plus the pro rata portion of the bonsus payable for the year of the termination. In such circumstances, the Company will be obliged to continue the executive's medical, dental, life and other insurance and benefit program coverage for 18 months, and the executive shall be fully vested in all options and similar rights previously granted to him and shall have a period of two years within which to exercise such rights.

         Each of the employment agreements provides that in the event the executive is terminated by the Company without cause on or after a change in control or if the executive terminates with good reason after a change in control, the Company must pay the executive a minimum of three times the executive's base salary plus an amount equal to three times the average of all bonus and other incentive payments made by the Company to the executive over the then preceding two years. All options and other rights will then be fully vested and the executive will have three years within which to exercise such rights. The Company also will be responsible for maintining the executive's medical, dental, life and other insurance and benefit program coverage for a three year period.

         In the event of the executive's death or termination because of disability, all then outstanding options and similar rights shall become fully vested and the executive or his legal representatives may exercise such rights for a one year period following the executive's death or termination for disability.

         The agreements provide for "gross up"payments to the executive to cover the executive's incremental tax liabilities in the event payments made under the agreements are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code.


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
OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information with respect to the grants of options to the Named Executive Officers during the fiscal year ended December 31, 1999:

------------------------------------------------------------------------------------------------------------------------
                                                                                                     Potential
                                                                                                Realizable Value at
                                              Percent of                                           Assumed Annual
                                Options     Total Options                                          Rates of Stock
                                Granted       Granted to                                         Price Appreciation
                                             Employees in     Exercise    Expiration               For Option Term
            Name                  (#)        Fiscal Year       Price         Date                  5%           10%
------------------------------------------------------------------------------------------------------------------------
Dr. Paul A. Brown                 100,000        28.84%        $3.875      12/13/04              $ 406,875   $ 426,250

Stephen J. Hansbrough             113,246        32.66%        $3.875      12/13/04              $ 460,770   $ 482,711

James W. Peklenk                   20,000         2.88%        $3.875      12/13/04               $ 36,905    $ 42,625

------------------------------------------------------------------------------------------------------------------------

OPTION EXERCISES AND AGGREGATED FISCAL YEAR END OPTION VALUES

         The following table sets forth certain information with respect to stock option exercises and unexpired stock options granted in fiscal years prior to 1999 and held by the Named Executive Officers as of the end of fiscal 1999:

------------------------------------------------------------------------------------------------------------------------
                                       Shares                           Number of             Value of  Unexercised
                                      Acquired         Value       Unexercised Options       In-the-Money Options at
                                    On Exercise       Realized      Fiscal Year-End              Fiscal Year-End
                                        (#)                                (#)                          ($)
------------------------------------------------------------------------------------------------------------------------
                                                                       Exercisable/                Exercisable/
              Name                                                    Unexercisable               Unexercisable
------------------------------------------------------------------------------------------------------------------------
Paul A. Brown, M.D.                     -0-             -0-           10,000/100,000               -0-/117,500

Stephen J. Hansbrough                   -0-             -0-          182,377/180,123             113,213/133,064

James W. Peklenk                        -0-             -0-           16,501/15,501                 -0-/11,750

------------------------------------------------------------------------------------------------------------------------

REPORT OF THE BOARD OF DIRECTORS ON COMPENSATION

         The Company's executive compensation program is administered by the Board of Directors. In addition to base salary, compensation for the Company's executive officers may include annual performance bonuses, stock options pursuant to the Company's stock option plan and otherwise and stock grants pursuant to the Company's stock bonus plan. It is the intention of the Board of Directors to use salary and bonuses as compensation for current and past performance, while using stock options and restricted stock grants to provide incentives for superior long-term performance.

         To establish compensation for the Company's executive officers for 1999, the Board of Directors used subjective performance evaluations, compensation statistics of other similar size health care organizations, and with respect to executive officers other than Dr. Brown, the salary and bonus recommendations of Dr. Brown. In respect of the bonus opportunity for the Company's executive officers, the Board set certain performance criteria, the attainment of which could entitle the executive officer to earn a cash bonus equal to one half of his base salary. The performance criteria were both objective and subjective. The objective performance criteria were met for 1999 and each executive officer was awarded the full bonus amount.

                                    BOARD OF DIRECTORS
                                    Paul A. Brown M.D. - Chairman
                                    Stephen J. Hansbrough
                                    Thomas W. Archibald
                                    David L. McLachlan
                                    Joseph L. Gitterman III


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Dr. Brown is the Chairman of the Board of Directors and the Company's Chief Executive Officer. Mr. Hansbrough is the President and Chief Operating Officer of the Company. The other members of the Board of Directors are not employees or former employees of the Company.

COMMON STOCK PERFORMANCE

         As part of the executive compensation information presented in the proxy statement, the Securities and Exchange Commission requires a five-year comparison of the stock performance for the Company with stock performance of other companies. The closing price of the Common Stock at December 31, 1999 was $4.6875 per share. The Common Stock has been traded on the American Stock Exchange since March 15, 1996. Prior thereto, the Company's stock was traded on the over-the-counter market with prices being reported by the National Association of Securities Dealers, Inc., OTC Bulletin Board Service. The Company has selected each of the AMEX market Value Index and the Hambrecht & Quist Healthcare (excluding biotechnology) Index. The graph on the following page reflects all comparison indexes and depicts a comparison of five-year cumulative total returns for each of the Company, the AMEX Market Value and the Hambrecht and Quist Healthcare Index, excluding biotechnology.


                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG HEARx LTD., THE AMEX MARKET VALUE INDEX
       AND THE HAMBRECHT & QUIST HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

                           12/94    12/95    12/96    12/97    12/98    12/99
                           -----    -----    -----    -----    -----    -----
                                                 DOLLARS
HEARx LTD.                  100      186      409      227       82       68
AMEX MARKET VALUE           100      129      131      163      175      224
HAMBRECHT & QUIST           100      167      185      220      268      234
HEALTHCARE-EXCLUDING
BIOTECHNOLOGY

* $100 INVESTED ON 12/31/94 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.

RELATED PARTY TRANSACTIONS

         None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

         The following table sets forth, as of March 16, 2000, the names of all persons known by the Company to be beneficial owners of more than five percent of the Common Stock. On March 16, 2000, there were 11,934,515 shares of Common Stock issued and outstanding.

                                                            Amount and Nature
       Title                Name and Address of               Of Beneficial             Percent of
       Class                  Beneficial Owner                  Ownership                  Class
---------------------------------------------------------------------------------------------------
Common Stock          Paul A. Brown, M.D.                      1,219,318 (1)                10.2%
                      1250 Northpoint Parkway
                      West Palm Beach, Fl 33407

Common Stock          Minnesota Mining and                       896,993                     7.5%
                      Manufacturing Company
                      3M Center
                      St. Paul, MN 55144

(1) Includes 10,000 shares of Common Stock subject to options which are currently exercisable (or exercisable within 60 days).

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth, as of March 16, 2000, the number of shares of Common Stock owned beneficially by each director, each Named Executive Officer and all directors and executive officers as a group.

                                              Amount and Nature of     Percent of
                 Name                       Beneficial Ownership (1)      Class
----------------------------------------------------------------------------------
Paul A. Brown, M.D.                                1,219,318 (2)           10.2%

Stephen J. Hansbrough                                184,252 (3)            1.5%

James W. Peklenk                                       8,876 (4)              *

David J. McLachlan                                    59,045 (5)              *

Thomas W. Archibald                                   99,100 (6)              *

Joseph L. Gitterman III                              179,749 (7)            1.5%

All directors and executive                        2,019,214 (8)           16.9%
officers as a group (6 persons)
----------------------------------------------------------------------------------

(1) The named individuals have both sole investment power and sole voting power with respect to all securities listed as beneficially owned by them.
(2) Includes 10,000 shares of Common Stock subject to options which are currently exercisable (or exercisable within 60 days).
(3) Includes 154,252 employee stock options which are currently exercisable (or exercisable within 60 days).
(4) Includes 8,876 employee stock options which are currently exercisable (or exercisable within 60 days).
(5) Includes (i) 15,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and
         (ii) 3,000 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants acquired as part of a 1989 private placement.
(6) Includes 10,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable.
(7) Includes (i) 3,000 shares of Common Stock issuable upon the exercise of non-qualified options, all of which are currently exercisable, and (ii) 12,750 shares of Common Stock issuable upon the exercise of Common Stock purchase warrants acquired as part of a 1993 private placement.
(8) Includes 217,378 shares of Common Stock issuable upon the exercise of options and warrants, which are currently exercisable (or exercisable within 60 days)

               AMENDMENT TO THE COMPANY'S 1995 FLEXIBLE STOCK PLAN
                                 PROPOSAL NO. 3

         The Company's Board of Directors has approved and adopted an amendment to the HEARx Ltd. 1995 Flexible Stock Plan, calling for an increase of 500,000 shares in the number of shares of the Company's stock available under the plan. At the direction of the Board, the amendment is presented to the stockholders of HEARx at this meeting for their consideration and approval.

GENERAL

         The proposal to amend the plan and increase the number of shares available under the plan enables HEARx to continue the plan and to further its stated purposes. That purpose is to attract, retain, motivate and reward employees of HEARx and its subsidiaries and to encourage ownership of the Company's common stock by the eligible participants. Eligible participants in the plan are employees of the Company and affiliated entities with which the Company or its affiliates have business relationships. Approximately 332 individuals are eligible for awards under the plan.

         The plan became effective on June 16, 1995. On and after the effective date of the plan, the total number of shares of common stock which could have been issued in connection with all possible benefits under the plan was limited to 250,000 shares (adjusted to reflect the reverse stock split in 1999), plus an automatic annual increase of 10% of the number of shares subject to the plan as of the prior year, beginning in fiscal 1996. The current number of post-reverse split shares authorized under the plan is 402,628. As of March 16, 2000, 23,027 shares remained available for awards under the plan. The shares currently authorized under the plan have been registered under the federal securities laws on Form S-8 and if this amendment to the stock plan is approved, HEARx intends to register the additional 500,000 shares under the federal securities laws.

DESCRIPTION OF THE 1995 FLEXIBLE STOCK PLAN

         Set forth below is a description of the essential features of the plan. This description is subject to and qualified in its entirety by the full text of the plan.

         The plan provides awards to eligible participants in the form of stock options, stock appreciation rights, restricted stock, performance shares, and other stock-based awards. Any award of an option or a similar right to acquire shares of common stock to a person who is a Company officer or a Company director, or the beneficial holder of more than 10% of the stock of the Company, and subject to Section 16 of the Securities Exchange Act of 1934, as amended, shall not be transferable other than by will or the laws of descent and distribution or the provisions of a qualified domestic relations order.

         If an option or stock appreciation right expires, terminates or is surrendered without having been fully exercised, or if shares of restricted stock or performance shares are forfeited, the unpurchased shares or forfeited shares subject to the option, stock appreciation right or grant of restricted stock or performance shares shall again be made available for purposes of the plan. The closing price of a share of Common Stock on the American Stock Exchange on March 31, 2000 was $4.1875.

ADMINISTRATION

         The plan is administered by a committee consisting either of the entire Board of Directors or of two or more members of the Board of Directors who were not (during the one year prior to service as a member of the committee or are not during such service) granted or awarded equity securities pursuant to the plan or any other discretionary stock award plan of the Company. The members of the committee are appointed by and serve at the pleasure of the Board. The Board may also appoint members to fill vacancies in the committee. The plan currently is administered by the full Board of Directors.

         The committee has discretionary authority to determine which participants will receive awards, the type, amount, and timing of awards granted, and the terms, conditions, restrictions and provisions of awards granted.

         The committee may also interpret and construe the plan and all agreements under the plan, employ agents, attorneys and accountants as it deems necessary or desirable, and do and perform all acts it deems necessary and appropriate for the administration of the plan.

AMENDMENT, TERMINATION AND CHANGE IN CONTROL

         The Board of Directors may amend the plan at any time, but stockholder approval is required if such amendment would cause options which are intended to qualify as incentive stock options under the Internal Revenue Code (described below) to fail to so qualify, would cause the plan to fail to meet the requirements of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or would violate applicable law.

         The plan has no fixed termination date and continues in effect until terminated by the Board of Directors.

         In the event of a change of control (as defined below), of the Company, the committee may provide such protection as it deems necessary to maintain a participant's rights. The committee may, among other things provide for the acceleration of the exercise or realization of any benefit, provide for purchase of a benefit upon the Participant's request for an amount in cash equal to the amount which could have been attained upon the exercise or realization of the benefit had it been currently exercisable or payable, make such adjustment to the benefit as the Committee deems appropriate, and/or cause the benefits to be assumed by the surviving company.

         "Change in Control" means: the acquisition, after the effective date of the plan, without the approval of the Board of Directors, by any person, other than the Company and certain related entities, of more than 20% of the outstanding shares of Common Stock; the liquidation or dissolution of the Company following a sale or other disposition of substantially all of its assets; a merger or consolidation involving the Company in which the Company is not the surviving company; or a change in the majority of the members of the Board of Directors of the Company during any two year period not approved by at least two-thirds of the members of the Board of Directors who were members at the beginning of the two-year period.

AWARDS UNDER THE PLAN

         STOCK OPTIONS

         Stock options granted under the plan intended to qualify for special tax treatment under Section 422 of the Internal Revenue Code of 1986 ("Code") are referred to as incentive stock options, and options not intended to so qualify are referred to as non-qualified stock options. The option price per share in the case of non-qualified stock options shall be the fair market value of the shares on the date the option is granted. Except as provided for grant to persons who beneficially own in excess of 10% of the Company's common stock, the per share option price in the case of incentive stock options shall be the fair market value of the shares on the date the option is granted. For greater than 10% shareholders, the option price shall be no less than 110% of the fair market value on the date of grant.

         The other terms of options shall be determined by the committee, and, in the case of options intended to qualify as incentive stock options, such terms shall meet all requirements of Section 422 of the Code.

         Payment for shares purchased pursuant to the exercise of options may be made either (i) in cash, or (ii) with the consent of the committee, (a) by exchanging shares of the Company's common stock having an aggregate fair market value equal to the cash exercise price of the option being exercised, (b) in other property or (c) by any combination of the foregoing.

         STOCK APPRECIATION RIGHTS

         The committee may grant stock appreciation rights. A stock appreciation right is the right to receive an amount equal to the appreciation, if any, in the fair market value of a share of common stock from the date of grant to the date of payment. Payment shall be made in cash, in shares or in any combination thereof, as determined by the committee.

         The committee may grant stock appreciation rights to an employee in tandem with a stock option, in which case the exercise of the option shall cause a correlative reduction in stock appreciation rights then standing to a participant's credit which were granted in tandem with the option, and the payment of a stock appreciation right shall cause a correlative reduction in shares under such option.

         RESTRICTED STOCK AWARDS

         The committee may grant shares of restricted stock at no cost to the participant. Such shares shall be issued and delivered at the time of the grant but shall be subject to forfeiture until those conditions set forth in the restricted stock agreement are satisfied. Stock certificates representing shares of restricted stock shall bear a legend referring to the plan, noting the risk of forfeiture of the shares and stating that such shares are nontransferable until all restrictions have been satisfied. As of the date restricted stock is granted, the grantee shall be entitled to full voting and dividend rights with respect to all shares of such stock.

         PERFORMANCE SHARES

         The committee may grant awards of performance shares, which represent the right to receive common stock or cash equal to the fair market value of the shares at a future date in accordance with the terms of such grant. Generally, such right shall be based upon the attainment of targeted profit and/or other performance objective.

         OTHER STOCK-BASED AWARDS

         The committee may grant other stock-based awards at such time, in such amounts and subject to such terms and conditions as it deems appropriate.

FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the Federal income tax consequences of options which may be granted under the plan, based upon the Company's understanding of current income tax laws, regulations and rulings. Any time a participant exercises an option, the Company may withhold from such payment any amount necessary to satisfy Federal, state and local income tax withholding requirements with respect to the exercise, if any. Such withholding may be in cash or in shares.

         Non-Qualified Stock Options. Although a participant will not recognize income upon the original grant of options, if the participant chooses to exercise the options, he or she will recognize ordinary income in an amount equal to the difference between the fair market value of the shares of common stock on the date of exercise and the aggregate exercise price for such shares. To the extent, and in the year, that the participant recognizes income, the Company may take a deduction. The participant's tax basis in the shares received will equal the fair market value of such shares on the date of exercise.

         If the participant disposes of shares purchased pursuant to a non-qualified option, any gain or loss will be short-term or long-term capital gain or loss, depending upon the period during which such shares were held. See capital Gains and Losses below. If a participant surrenders previously acquired shares to pay for a non-qualified option, the excess, if any, of the fair market value of the newly-acquired shares over the fair market value of the surrendered shares will be includable in his or her income. No gain or loss will be recognized on the surrender of the previously acquired shares.

         A participant does not recognize income when he or she receives restricted shares pursuant to the exercise of a non-qualified option (unless he or she elects to do so within thirty days of the transfer of restricted shares). Upon the lapse of the restriction, the participant will recognize income in an amount equal to the fair market value of the shares on the date the restriction lapses, and the Company will be entitled to a tax deduction of the same amount. If the participant elects to recognize income within thirty days of receipt of the shares, the participant will recognize income in an amount equal to the fair market value of the shares on the date of receipt of the restricted shares, and the Company will be entitled to an income tax deduction of the same amount.

         Incentive Stock Options. Participants who receive incentive stock options are not required to recognize income, and the Company may not take a deduction upon the grant of such options. Similarly, when a participant exercises any incentive stock options, provided he or she does not dispose of the shares for at least one year after exercise and at least two years after the date of grant, the participant will not be required to recognize income, and the Company may not take a deduction. The participant's basis in the shares of common stock received upon exercise will equal the aggregate exercise price that the participant paid for such shares.

         Furthermore, the participant must include in his or her alternative minimum taxable income the difference between the fair market value of the shares of the Company's common stock received on the date of exercise and the aggregate exercise price of such shares. Section 55 of the Internal Revenue Code imposes an alternative minimum tax equal to the excess, if any, of a percentage of the participant's alternative minimum taxable income over his or her irregular federal income tax. Alternative minimum taxable income is determined by adding (a) the difference between the fair market value of the participant's shares of the common stock received on the date of exercise of an incentive stock option and the aggregate exercise price of such shares, plus (b) other items of tax preference, to the participant's adjusted gross income, and then subtracting certain allowable deductions and an exemption amount.

         If a participant pays the exercise price of an incentive stock option with previously acquired shares, the participant does not recognize gain or loss on the exercise of such option. If the participant pays for the exercise of a current incentive stock option with shares previously acquired upon the exercise of an incentive stock option, however, and the participant did not hold the stock for at least the one-year-after-exercise or two-years-from-grant holding period, the disposition will be disqualified. In this case, the participant will recognize ordinary income on the disqualifying disposition equal to the difference between the fair market value of such shares on the date of exercise of the prior incentive stock option and the amount paid for such shares (but not in excess of the gain realized on the disqualifying disposition).

         Capital Gains and Losses. If a participant holds shares for more than twelve months and, in the case of shares acquired by exercise of an incentive stock option, does not dispose of such shares for at least two years after the date of the underlying option grant, upon a subsequent disposition, the participant will realize long term capital gain or loss equal to the difference between the amount received upon such disposition and his or her basis in the shares.

         Except in the case of shares acquired by exercise of an incentive stock option, if a participant disposes of the shares twelve months or less after he or she acquired them, the participant will realize short term capital gain or loss equal to the difference between the amount received upon such disposition and his or her basis in the shares.

         If a participant disposes of shares acquired through exercise of an incentive stock option within two years from the date of grant or within two years from the date of exercise, the participant will recognize ordinary income equal to the excess, if any, of the lesser of (a) the amount received on such disposition, or (b) the fair market value of the shares on exercise of the incentive stock option, over the option price. The amount received, if any, in excess of the amount of ordinary income recognized upon such disposition, will be long term or short term capital gain, depending upon whether the participant has held the shares for more than twelve months.

         To the extent that a participant recognizes ordinary income, the Company is allowed to take a deduction.

VOTE REQUIRED FOR APPROVAL

         The amendment to the plan will become effective if approved by a majority of the shares of outstanding common stock entitled to vote, present in person or by proxy at the Annual Meeting.

       THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE
        "FOR" THIS PROPOSAL TO AMEND THE HEARx 1995 FLEXIBLE STOCK PLAN.

                                  OTHER MATTERS

         As of the date hereof, the Board of Directors knows of no other matters which are likely to be presented for consideration at the meeting. In the event any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their best judgment.

                             STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the 2001 annual meeting of stockholders must be received by us no later than December 28, 2000 for inclusion, if appropriate and included in the Company's proxy statement and form of proxy for that meeting.

         In order for a stockholder to nominate a candidate for director election at the 2001 annual meeting of stockholders, a stockholder must provide timely notice of the nomination. Such notice must be given not less than 90 nor more than 120 days prior to the anniversary of the 2000 annual meeting of stockholders. The stockholder must include information about the nominee, such as his or her name, address and occupation, all as provided by the Company's Bylaws.

         In order for a stockholder to bring any other business before the 2001 annual meeting of stockholders, the stockholder must provide advance notice as provided in the Bylaws in respect of such proposal. The notice must be given not less than 90 nor more than 120 days prior to the anniversary date of the 2000 annual meeting of stockholders. These time limits apply in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by the Company's designated proxies. The notice must contain specific information as prescribed by the Company's bylaws. These requirements are separate from and in addition to those requirements imposed by the federal securities laws concerning inclusion of a stockholder proposal in the proxy statement and form of proxy for the meeting.

         In each case, the notice must be given to the Company's Secretary at the Company's principal offices, 1250 North Point Parkway, West Palm Beach, Florida 33407. Any stockholder desiring a coy of the Company's Amended and Restated Certificate of Incorporation or Bylaws will be furnished a copy without charge upon written request to the Company's Secretary.

April 25, 2000

                                   APPENDIX A

                           CLASSIFIED BOARD AMENDMENT

                  The Amended and Restated Certificate of Incorporation is hereby amended by adding the following new second paragraph to Article 5:

         "The number of directors which shall constitute the entire Board of Directors shall be fixed by, or in the manner provided in, the by-laws of the Corporation. The Board of Directors shall be divided into three classes, with the number of directors in each class as nearly equal as possible. The classes shall be designated as Class I, Class II and Class III, and the directors elected to each class shall generally serve a term of three years; provided, however, that the Board of Directors may designate the first Class I, Class II and Class III directors to serve initial class terms of one, two and three years, respectively, and until their respective successors are elected and have qualified or until their earlier resignation, removal or otherwise. Each class of directors elected subsequent to the respective first Class I, Class II and Class III, shall serve a term of three years, until their respective successors are elected and have qualified or until their earlier resignation, removal or otherwise. A director elected to fill a vacancy shall hold office for the remaining term of the predecessor director and until his or her successor is elected and has qualified, or until his or her earlier resignation, removal or otherwise."

                                   HEARX LTD.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
               FOR THE ANNUAL MEETING TO BE HELD ON JUNE 6, 2000

         The undersigned stockholder(s) of HEARx Ltd. ("Company") hereby appoint(s) Paul A. Brown, M.D., and Stephen J. Hansbrough, and each of them, proxies with full power to vote all shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at The Crowne Plaza, 1601 Belvedere Road, West Palm Beach, Florida 33406 on Tuesday June 6, 2000 at 10:00 A.M., Eastern Time, and any and all adjournments thereof, on the following matters.

         THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS HEREIN, BUT WHERE NO DIRECTIONS ARE INDICATED, SAID SHARES WILL BE VOTED FOR THE APPROVAL OF AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS, FOR THE ELECTION AS DIRECTORS OF THE NOMINEES LISTED ON THE REVERSE SIDE, FOR THE PROPOSED AMENDMENT TO THE COMPANY'S 1995 FLEXIBLE STOCK PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE UNDER THE PLAN AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, ALL IN ACCORDANCE WITH THE COMPANY'S PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED.

                                   HEARx Ltd.
                                   P.O. Box 11319
                                   New York, N.Y. 10203-0319

(Continued and to be SIGNED on the reverse side)

1.  To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to provide for the classification of the Board of Directors into three classes.

                 FOR   {   }                           AGAINST  {   }                        ABSTAIN  {   }

2. The election of the following       FOR all nominees {   }        WITHHOLD AUTHORITY  to vote {  }       *EXCEPTIONS {    }
nominees  as directors of the          listed below                  for all nominees listed below
Company.

Nominees: Paul A. Brown, M.D., Stephen J. Hansbrough, Thomas W. Archibald, David J. McLachlan and Joseph L. Gitterman III.

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
THE SPACE PROVIDED BELOW.)

*Exceptions
            -----------------------------------------------------------------------------------------------------------------------

3.  To approve an amendment to the Company's 1995 Flexible Stock Plan to increase the number of shares of common stock available under the Plan.

                 FOR   {   }                       AGAINST  {   }                    ABSTAIN  {   }

4.  The transaction of such other business as may properly come before the meeting and any and all adjournments thereof.


                                                                    Change of Address and        {   }
                                                                    Or Comments Mark Here


                                                   (Please sign exactly as your name(s) appear(s) hereon.
                                                   Joint  holders must each sign.  Persons signing as
                                                   Executors, administrators, trustee, guardians, etc. will
                                                   Please so indicate when signing.)

                                                   Date:                                      , 2000
                                                        --------------------------------------


                                                   --------------------------------------------------
                                                            Signature(s) of Stockholder(s)


                                                   --------------------------------------------------
                                                            Signature(s) of Stockholder(s)

                                                   VOTES MUST BE INDICATED
                                                   (X) IN BLACK OR BLUE INK.

PLEASE DATE, SIGN AND MAIL THIS PROXY
PROMPTLY IN THE ENCLOSED REPLY ENVELOPE